Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-65711), Form S-4 (No. 333-01857) and Form S-8 (Nos. 333-67800, 333-50084, 333-33101, 333-00177, 333-00179, 333-68683, 333-19863, 333-82475, 333-70983, and 333-119681) of Service Corporation International of our report dated March 15, 2004, except as to note nineteen, for which the date is August 27, 2004, relating to the financial statements and financial statement schedule, which appears in this Amendment No. 1 to Form 10-K.

PricewaterhouseCoopers LLP
Houston, Texas
May 10, 2005